UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2015

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11330 Clay Road Suite 350 Houston, Texas	77,041
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Mihial Dean Ferris
On November 16, 2015, Tesco Corporation (the "Company") and Mihial “Dean” Ferris ended their employment relationship on good terms. Mr. Ferris had served as Senior Vice President, General Counsel, and Corporate Secretary of the Company. The separation of employment was made following a review of the Company’s Corporate Executive Management Team to identify whether any positions could be eliminated to reduce costs during the current difficult oilfield services market conditions. Mr. Ferris will receive severance materially consistent with the terms of his employment agreement. Mr. Ferris will serve as a consultant to the Company through December 31, 2015 in order to provide transition services.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.    Description

99.1        TESCO Press Release announcing General Counsel Departure dated November 20, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: November 20, 2015	By:	/s/ Christopher L. Boone
Christopher L. Boone, Senior Vice President and Chief Financial Officer